                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into as of March 12, 1997, by and among Alpha 1 Biomedicals, Inc., a Delaware corporation (the "Company"), and each of the undersigned purchasers (the "Investors") of Units issued by the Company under a Unit Purchase Agreement, dated as of the date hereof, among the Company and the Investors (the "Unit Purchase Agreement"). Each Unit is comprised of (i) 500,000 shares (the "Unit Shares") of common stock, par value $.001 per share, of the Company ("Common Stock"), and (ii) 165,000 Class D Warrants ("Warrants"), each such Warrant being exercisable to purchase one share of Common Stock in accordance with the terms of a Warrant Agreement, dated the date hereof, among the Company and each of the Investors (the "Warrant Agreement").

     In order to induce the Investors to enter into the Unit Purchase Agreement, the Company has agreed to provide to the Investors the registration rights set forth in this Agreement.

     The parties hereby agree as follows:

     1.   DEINITIONS.

          (a) "Registrable Securities" means (i) the Unit Shares, (ii) the shares of Common Stock issuable by the Company upon the exercise of the Warrants, and (iii) in the case of Roger H. Samet, any other shares of Common Stock of which he is the registered holder that are not eligible for sale pursuant to Rule 144(k).

          (b) "Restricted Registrable Securities" means the Registrable Securities until such time as (i) they have been resold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) they are eligible for resale to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force) and any legend restricting the transfer of the shares has been removed.

     2.   DEMAND REGISTRATION.

          (a) Filing of Shelf Registration Statement. After August 1, 1997, upon the request in writing of any holder of Restricted Registrable Securities, the Company shall use its best efforts to file with the Securities and Exchange Commission (the "Commission"), within 45 days after the receipt of such request, a registration statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act, covering the resale of the Restricted Registrable Securities that are the subject of the request and any other Restricted Registrable Securities that any other holder thereof or the Company wishes to include therein (a "Shelf Registration Statement"). Each Investor shall be entitled to three such registrations under this Section 2(a). The Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Restricted Registrable Securities for resale by the holders thereof in any lawful manner designated by them (including, without limitation, an underwritten offering). Except for securities that the Company may be obligated to include in the Shelf Registration Statement pursuant to any agreement entered into by the Company prior to the date hereof, the Company shall not, without the consent of the person requesting registration of Restricted Registrable Securities, permit any securities other than the Restricted Registrable Securities to be included in the Shelf Registration Statement.

          (b) Effectiveness of Shelf Registration Statement. The Company shall use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof and, unless directed otherwise by the holders of a majority of the Restricted Registrable Securities included therein, shall use its best efforts to keep the Shelf Registration Statement continuously effective under the Securities Act until all of the Registrable Securities shall have ceased to be Restricted Registrable Securities (the "Effectiveness Period").

          (c) Expenses. The Company shall bear all Registration Expenses (as defined in Section 5) incurred in connection with filing and maintaining the effectiveness of a registration statement under this Section 2. Each holder of Restricted Registrable Securities shall pay all underwriting discounts and sales commissions attributable to the shares sold by such holder.

     3.   PIGGY-BACK REGISTRATION RIGHTS.

          (a) Notice of Filing and Inclusion of Shares. If at any time or from time to time following the date hereof, the Company shall file with the Commission a registration statement under the Securities Act relating (i) in whole or in part to the primary offer and sale of shares of its Common Stock (other than a registration statement that relates exclusively to (A) the sale of securities in connection with an employee or director stock option, bonus, retirement or other compensation plan or arrangement, (B) a corporate reorganization or (C) the issuance of securities in connection with a business acquisition or combination) or (ii) the resale of shares of Common Stock issued by the Company to other stockholders ("Other Eligible Shareholders") and the registration rights afforded such Other Eligible Shareholders do not preclude the inclusion of the Restricted Registrable Securities in a registration effected on behalf of such Other Eligible Shareholders, the Company shall notify the holders of Restricted Registrable Securities in writing of its intention to file such registration statement at least 30 days prior to the filing thereof. If, within 15 days of receipt of the Company's notice, a holder notifies the Company in writing that such holder wishes to have some or all of such holder's Restricted Registrable Securities included in such registration statement, such Restricted Registrable Securities shall be so included, subject to the provisions of this Section 3. Notwithstanding the foregoing, if the registration statement is to include shares to be registered for sale by the Company, the decision to proceed with the filing of the registration statement, and the timing and content of all filings in connection therewith, shall be within the sole discretion of the Company.

          (b) Underwritten Offerings. If the registration statement filed under this Section 3 involves an underwritten offering and, the underwriter determines that the number of shares proposed to be sold by the Company, the holders of Restricted Registrable Securities and any Other Eligible Shareholders is greater than the number of shares that the underwriter believes is feasible to sell at that time, at the price and upon the terms approved by the Company, then the number of shares that the underwriter believes may be sold shall be allocated in the following order: (i) primary shares being offered by the Company and (ii) pro rata among all selling shareholders based upon the number of shares as to which each such selling shareholder has registration rights.

          (c) Expenses. The Company shall bear all Registration Expenses incurred in connection with filing and maintaining the effectiveness of a registration statement under this Section 3. Each holder of Restricted Registrable Securities shall pay all underwriting discounts and sales commissions attributable to the shares sold by such holder.

     4.   REGISTRATION PROCEDURES.

          (a) Obligations of the Company. In connection with the registration provided for in Section 2 or Section 3, the Company will:

               (i) Furnish to each holder of Restricted Registrable Securities included in the registration statement a copy of the registration statement (including all exhibits thereto) and each amendment thereto, each related prospectus and all amendments or supplements thereto (including any preliminary prospectus), and such other documents as such holder may reasonably request in order to facilitate the disposition of the Restricted Registrable Securities owned by such holder.

               (ii) Use reasonable efforts to register or qualify (unless an exemption is applicable) such Restricted Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any holder of Restricted Registrable Securities or the managing underwriter, in the case of an underwritten offering, reasonably shall request in writing, use reasonable efforts to keep any such registration or qualification effective (unless an exemption is available) during the Effectiveness Period, and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Restricted Registrable Securities covered by the registration statement provided, however, that the Company shall not be required (A) to qualify generally to do business in any jurisdiction where it is not then so qualified, (B) to take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, (C) to subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject, or (D) to modify in any way its Certificate of Incorporation or Bylaws or agree to any restriction on the offer or sale of any securities by the Company or any of its affiliates.

               (iii) Notify the holders of Restricted Registrable Securities promptly (but in any event within three business days), (A) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the use of any prospectus, or of the initiation of any proceedings for such purpose, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification or an exemption from qualification of the Restricted Registrable Securities, or any registration statement with respect thereto, for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose, or (C) if any information becomes known to the Company that makes any statement made in the registration statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or that requires that the registration statement be amended or that any related prospectus be amended or supplemented so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

               (iv) Use its best efforts to prevent the issuance of any stop order suspending the effectiveness of the registration statement, of any order preventing or suspending the use of prospectus or suspending the qualification (or exemption from qualification) of any of the Restricted Registrable Securities for sale in any jurisdiction and, if any such order is issued, to use its best efforts to obtain the withdrawal of such order as soon as practicable.

               (v) Upon the occurrence of any event referred to in Section 4(a)(iii)(C), if requested by the holders of a majority of the Restricted Registrable Securities included in the registration statement, as promptly as practicable prepare and file with the Commission, as applicable, a post-effective amendment to the registration statement, an amendment or supplement to the related prospectus, or a document (or an amendment thereto) deemed to be incorporated therein by reference, so that, as thereafter delivered to the holders of such Restricted Registrable Securities, the prospectus for the resale of the Restricted Registrable Securities related to the registration statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading.

               (vi) In connection with any underwritten offering of Restricted Registrable Securities pursuant to the registration statement, enter into an underwriting agreement as is customary in underwritten offerings of equity securities similar to the Common Stock and take all such other actions as are reasonably requested by the managing underwriter in order to facilitate the registration and the disposition of such Restricted Registrable Securities and, in such connection, (A) make such representations and warranties to, and covenants with, the underwriters with respect to the Company and its business and with respect to the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of equity securities similar to the Common Stock, (B) obtain the written opinion of counsel to the Company in form, scope and substance reasonably satisfactory to the managing underwriter, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of equity securities similar to the Common Stock, and (C) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the registration statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of equity securities similar to the Common Stock and such other matters as reasonably is requested by the managing underwriter.

               (b) Obligations of a Holder of Restricted Registrable Securities. The Company may require each holder of Restricted Registrable Securities covered by the registration statement to furnish in writing to the Company such information regarding such holder and the distribution of such Restricted Registrable Securities as the Company may, from time to time, reasonably request. The Company may exclude from the registration statement the Restricted Registrable Securities of any holder who unreasonably fails to furnish such information within a reasonable time after receiving such request. Each such holder agrees to supplement promptly any information previously furnished to the Company with all such additional information as is required in order to make the information previously furnished to the Company by such seller not misleading.

               (c) Suspension of Sales Under the Shelf Registration Statement. Each holder of Restricted Registrable Securities included in the registration statement agrees that, upon receipt of any notice from the Company as described in Section 4(a)(iii), such holder forthwith will discontinue disposition of such Restricted Registrable Securities pursuant to the registration statement until such holder receives copies of the amended or supplemented prospectus contemplated by Section 4(a)(v), or until such holder is advised in writing by the Company that the use of the prospectus may be resumed.

     5.   REGISTRATION EXPENSES.

     Registration Expenses shall be borne as set forth in Section 2 or Section 3, as applicable. Registration Expenses ("Registration Expenses") shall consist of all expenses incidental to the Company's performance of and compliance with this Agreement, including without limitation (i) all registration and filing fees (including all fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses, including expenses of printing of the registration statement or any prospectus, if the printing thereof is requested any holder of the Restricted Registrable Securities, (iii) messenger and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent public accountants referred to in
Section 4(a)(vi) hereof (including, without limitation, the expenses of any special audit) and (vi) the fees and expenses incurred in connection with the listing of the securities to be registered on NASDAQ or any securities exchange on which the Common Stock is then listed.

     6.   INDEMNIFICATION.

          (a) The Company agrees to indemnify and hold harmless each holder of Restricted Registrable Securities included in a registration statement, each person, if any, who controls such holders within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and their respective officers, directors, employees and agents, if any (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or any amendment thereto) or a related prospectus (or any amendment or supplement thereto), or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be required to indemnify a holder (or any related Participant) if (i) such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Company in writing by or on behalf of such Participant expressly for use therein or (ii) if a holder sold to the person asserting the claim the Restricted Registrable Securities that are the subject of such claim and such untrue statement or omission, or alleged untrue statement or omission, was made in or involved any prospectus and was corrected in a subsequent prospectus (or any supplement thereto) provided to such holder of the Restricted Registrable Securities and such holder failed to deliver or provide a copy of the subsequent prospectus (or such supplement thereto) to such person with or prior to the confirmation of the sale of such Restricted Registrable Securities.

          (b) Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, officers, employees and agents, to the same extent as the foregoing indemnity from the Company to each Participant, but only (i) with respect to information relating to such Participant furnished to the Company in writing by or on behalf of such Participant expressly for use in a registration statement (or any amendment thereto) or a related prospectus (or any amendment or supplement thereto), or
(ii) with respect to any untrue statement or representation made by such Participant in writing to the Company in connection with the transactions contemplated by the registration statement.

          (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to paragraph
(a) or (b) of this Section 5, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person shall be entitled to assume the defense thereof with counsel retained by the Indemnifying Person, reasonably satisfactory to the Indemnified Person, who also may be counsel to any other Indemnifying Person with respect to the same matter, and shall pay the reasonable fees of, and the expenses actually incurred by, such counsel related to such matter; provided, however, that the failure to so notify the Indemnifying Person shall not relieve it of any obligation or liability which it may have hereunder or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any material rights or defenses by the Indemnifying Person and the Indemnifying Person was not otherwise aware of such action or claim). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person shall have failed within a reasonable period of time to retain counsel reasonably satisfactory to the Indemnified Person, or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, unless there exists a conflict among Indemnified Persons, the Indemnifying Person shall not, in connection with any one such proceeding or separate but substantially similar related proceedings in the same jurisdiction arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons. Any such separate firm for the Participants shall be designated in writing by Participants who sold a majority in interest of Restricted Registrable Securities sold by all such Participants and any such separate firm for the Company, any control person of the Company and their respective directors, officers, employers and agents shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if a final nonappealable judgment is entered for which an Indemnified Person is entitled to indemnification pursuant to this Agreement, the Indemnifying Person agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional written release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such settlement and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Person.

               (d) If the indemnification provided for in paragraph (a) or (b) of this Section 5 is for any reason unavailable to, or is insufficient to hold harmless, an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder and in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect
(i) the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Common Stock pursuant to the Shelf Registration Statement or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or a Participant on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. However, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (e) The indemnity and contribution agreements contained in this
Section 5 are in addition to any liability which an Indemnifying Person may otherwise have to an Indemnified Person.

     7.   PARTICIPATION IN AN UNDERWRITTEN OFFERING.

     No holder of Restricted Registrable Securities may participate in any underwritten offering of Common Stock of the Company pursuant to a registration statement filed under either Section 2 or Section 3 unless such holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and such other documents reasonably required under the terms of customary underwriting arrangements.

     8.   RULE 144.

     The Company covenants that it will use its best efforts to file timely the reports required to be filed by it under the Exchange Act and the rules and regulations thereunder, and it will take such further action as any owner of Restricted Registrable Securities may reasonably request, all to the extent required from time to time to enable such owner to sell Restricted Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission). Upon the request of any holder of Restricted Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements and shall provide to the Company's transfer agent such advice as shall be necessary to effect the transfer of any Restricted Registrable Securities sold pursuant to Rule 144.

     9.   TERMINATION.

     This Agreement shall terminate at such time as the Investors no longer own any Registrable Securities. The provisions of Section 6 hereof shall survive such termination.

     10.  MISCELLANEOUS.

          (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Restricted Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (b) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, (i) as related to the rights and obligations of Roger H. Samet, otherwise than with the prior written consent of the Company and Roger H. Samet, and (ii) as related to rights and obligations of the holder of Restricted Registrable Securities other than Roger
H. Samet, otherwise than with the prior written consent of the Company and the holders of not less than a majority of the Restricted Registrable Securities other than Roger H. Samet (for which purpose each holder of Warrants will be deemed the holder of the number of Restricted Registrable Securities then obtainable upon the exercise such Warrants). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Restricted Registrable Securities whose securities are being sold pursuant to a registration statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other holders of Restricted Registrable Securities may be given
(i) by the holders not less than a majority of the Restricted Registrable Securities being sold by such holders pursuant to such registration statement and (ii) each Investor whose Restricted Registrable Securities are included in such registration statement.

          (c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and be delivered by hand or sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission (followed by a confirmation copy sent by either overnight or two-day courier):

               (i) if to a holder of Restricted Registrable Securities, in the case of the Investors in accordance with the terms of the Unit Purchase Agreement, and in the case of all other holders of Restricted Registrable Securities at the most current address given by such holder to the Company in writing; and

               (ii) if to the Company, at its address set forth in the Unit Purchase Agreement.

All such notices and communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) five business days after being deposited in the mail, postage prepaid, if mailed or (iii) upon receipt, if sent by facsimile, except that in the case of Roger H. Samet, no notice or communication shall be deemed given unless (x) actually received by Roger H. Samet or (y) given in the manner provided above to the person to whom copies are to be delivered.

          (d) Third Party Beneficiaries. Each registered holder of Restricted Registrable Securities, whether or not such holder is a party to this Agreement, is an intended beneficiary of this Agreement, and this Agreement may be enforced by such person. Nothing in this Agreement shall be construed to give any person or entity, other than the Company, the registered holders of the Warrants and the registered holders of Restricted Registrable Securities, any legal or equitable right, remedy or claim under this Agreement.

          (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto and the registered holders of the Restricted Registrable Securities;

provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign unless and to the extent such successor or assign holds Restricted Registrable Securities.

          (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning -------- hereof.

          (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, AS APPLIED TO CONTRACTS MADE AND PERFORMED WHOLLY WITHIN THE STATE OF MARYLAND, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES, AND EACH BENEFICIARY SHALL BE BOUND, TO SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF MARYLAND IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall to the extent permitted by law remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such invalid, illegal, void or unenforceable term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any term, provision, covenant or restriction that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Entire Agreement. This Agreement, the Unit Purchase Agreement and the Warrant Agreement are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties or undertakings between the parties hereto with respect to the subject matter hereof, other than those set forth or referred to herein or therein. This Agreement, the Unit Purchase Agreement and the Warrant Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.

               (j) No Impairment. The Company agrees that it will not enter into any agreement conferring registration rights on any other person that impairs in any material respect the registration rights of the holders of Restricted Registrable Securities under this Agreement.


          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                            ALPHA 1 BIOMEDICALS, INC.


                                            By:      --------------------------
                                                     Michael Berman
                                                     President and Chief
                                                        Executive Officer



                      [additional signature pages follow]

                         REGISTRATION RIGHTS AGREEMENT

                                 SIGNATURE PAGE
                            FOR INDIVIDUAL INVESTORS




                                               --------------------------------
                                               Name of Purchaser
                                               (Please print or type)



                                               --------------------------------
                                               Signature

                         REGISTRATION RIGHTS AGREEMENT

                                 SIGNATURE PAGE
                              FOR TRUST INVESTORS




                                                -------------------------------
                                                Name of Trust
                                                (Please print or type)



                                                By: ---------------------------
                                                        Trustee's Signature

                         REGISTRATION RIGHTS AGREEMENT

                                 SIGNATURE PAGE
                           FOR PARTNERSHIP INVESTORS



                                               --------------------------------
                                               Name of Partnership
                                               (Please print or type)




                                               By:
                                                  ----------------------------
                                                   Signature of a
                                                       General Partner



                                               By:
                                                   ----------------------------
                                                   Signature of Additional
                                                       General Partner
                                                       (if required by
                                                       partnership agreement)


                                                By:
                                                    ---------------------------
                                                    Signature of Additional
                                                     General Partner
                                                        (if required by
                                                        partnership agreement)

                         REGISTRATION RIGHTS AGREEMENT

                                 SIGNATURE PAGE
                            FOR CORPORATE INVESTORS



                                               --------------------------------
                                               Name of Corporation
                                               (Please print or type)



                                               By:
                                                   ----------------------------
                                                   Name:
                                                   Title:














PPM-REG MARCH 5, 1997